UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 1, 2012

Omni Bio Pharmaceutical, Inc.

(Exact name of registrant as specified in its charter)

Colorado	000-52530	20-8097969
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5350 South Roslyn, Suite 430, Greenwood Village, CO	80111
(Address of principal executive offices)	(Zip Code)

(303) 867-3415
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02     Unregistered Sales of Equity Securities.

On October 1, 2012, Omni Bio Pharmaceutical, Inc. (the “Company”) granted to Robert Ogden, the Company's Chief Financial Officer, 500,000 common stock purchase warrants to purchase 500,000 shares of the Company's common stock at an exercise price of $1.00 per share. The warrants have a seven year life and fifty percent (50%) of the warrants vested and became exercisable on October 1, 2012. The remaining warrants vest and become exercisable in three equal annual installments on October 1, 2013, October 1, 2014 and October 1, 2015, provided that Mr. Ogden remains in continuous service with the Company as of each vesting date. The Company issued the warrants pursuant to Section 4(2) of the Securities Act of 1933, as amended.

On October 1, 2012, the Company granted to Charles Dinarello, its Chief Scientific Officer, 843,000 common stock purchase warrants to purchase 843,000 shares of the Company's common stock at an exercise price of $0.35 per share. The warrants have a seven year life and fifty percent (50%) of the warrants vested and became exercisable on October 1, 2012. The remaining warrants are performance-based and vest and become exercisable upon the Company achieving certain milestones. The Company issued the warrants pursuant to Section 4(2) of the Securities Act of 1933, as amended.

On October 1, 2012, the Company granted to certain scientific consultants an aggregate of 1,157,000 common stock purchase warrants to purchase 1,157,000 shares of the Company's common stock at an exercise price of $0.35 per share. The warrants have a seven year life and fifty percent (50%) of the warrants vested and became exercisable on October 1, 2012. The remaining warrants are performance-based and vest and become exercisable upon the Company achieving certain milestones. The Company issued the warrants pursuant to Section 4(2) of the Securities Act of 1933, as amended.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information disclosed in Item 3.02 above for Robert Ogden and Charles Dinarello is incorporated by reference into this Item 5.02.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Omni Bio Pharmaceutical, Inc.
Date: October 5, 2012

	By:	/s/ Robert C. Ogden
Robert C. Ogden
Chief Financial Officer

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